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                                                                  Exhibit (a)(4)
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                      AND
   ALL OUTSTANDING WARRANTS TO PURCHASE SHARES OF COMMON STOCK OR SHAREHOLDER
                                    WARRANTS
                                       OF

                   PACIFIC RESEARCH & ENGINEERING CORPORATION
                                       AT
                      $2.35 NET PER SHARE OF COMMON STOCK
                                      AND
                       $0.15 NET PER SHAREHOLDER WARRANT
                                      AND
           $0.15 NET PER REPRESENTATIVE WARRANT AND EXECUTIVE WARRANT
                   (FOR EACH SHARE UNDERLYING SUCH WARRANTS)
                                       BY

                            SPACE COAST MERGER CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                               HARRIS CORPORATION

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 3, 1999,
                         UNLESS THE OFFER IS EXTENDED.

                                                                  August 9, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated August 9, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Space Coast Merger Corp., a California corporation (the "Offeror") and a wholly owned subsidiary of Harris Corporation, a Delaware corporation ("Harris"), to purchase (i) all outstanding shares of Common Stock, no par value (the "Shares"), of Pacific Research & Engineering
Corporation, a California corporation (the "Company"), at a purchase price of $2.35 per Share, (ii) any and all issued and outstanding warrants issued by the Company pursuant to the Warrant Agreement, dated as of May 28, 1996, by and between the Company and Wells Fargo Bank N.A. as Warrant Agent (the "Shareholder
Warrants") of the Company, at a purchase price of $0.15 per Shareholder Warrant,
(iii) any and all issued and outstanding warrants issued to representatives of Nutmeg Securities, Ltd. pursuant to the Representative's Warrant to purchase
Units of Common Stock and Redeemable Warrants, each dated as of May 31, 1996, by and between the Company and each of John Lane, Daniel Guilfoile, Matthew
Rochlin, Gayle Aufderhide, Cathy Mayberry and Stephen Marchese (the
"Representative Warrants"), at a purchase price of $0.15 per each Share underlying each such Representative Warrant and (iv) the issued and outstanding warrant issued to John W. Barrett pursuant to the Warrant to Purchase Common
Stock of the Company, by and between John W. Barrett and the Company (the
"Executive Warrant" and, collectively with the Shareholder Warrants and the Representative Warrants, the "Warrants") at a purchase price of $0.15 per each Share underlying the Executive Warrant, in each case, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is a letter to holders of Offer Securities of the Company from Jack Williams, the Chairman of the Board and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the holders of Offer Securities. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 2, 1999, among Harris, the Offeror and the Company (the "Merger Agreement"). As used herein, "Offer
Securities" shall mean the Shares and the Warrants. This material is being forwarded to you as the beneficial owner of Shares or Shareholder Warrants carried by us in your account but not registered in your name.

     WE ARE THE HOLDER OF RECORD OF SHARES OR SHAREHOLDER WARRANTS HELD BY US
FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OR SHAREHOLDER WARRANTS CAN BE MADE
ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER
OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED
BY YOU TO TENDER SHARES OR SHAREHOLDER WARRANTS HELD BY US FOR YOUR ACCOUNT.

     If a holder desires to tender Shares or Shareholder Warrants pursuant to the Offer and such holder's certificates for Shares or Shareholder Warrants are not immediately available or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase) or the
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procedure for book-entry transfer of Shares or Shareholder Warrants cannot be completed on a timely basis, such Shares or Shareholder Warrants may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer
Facility's procedures does not constitute delivery to the Depositary.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares or Shareholder Warrants held by us for your account, upon the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $2.35 per Share, $0.15 per Shareholder Warrant and $0.15 per Representative Warrant and the Executive Warrant (for each
     Share underlying such Representative Warrants and the Executive Warrant), in each case, net to the seller in cash without interest.

          2. The Board of Directors of the Company unanimously has determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company's holders of Offer
     Securities, has approved the Offer, the Merger, the Merger Agreement and the Option Agreement (as defined in the Offer to Purchase) and unanimously recommends that the holders of Offer Securities accept the Offer and tender their Offer Securities pursuant to the Offer.

          3. The Offer is being made for all of the outstanding Offer
     Securities.

          4. The Offer and withdrawal rights will expire at 12:00 Midnight, New
     York City time, on Friday, September 3, 1999, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer
     Shares constituting at least 90% of the then outstanding Shares (the
     "Minimum Condition"). If the Minimum Condition is not satisfied by 12:00
     Midnight, New York City time, on September 3, 1999 (or any other time then set as the Expiration Date), the Offeror may, subject to the terms of the Merger Agreement, elect to (i) subject to the right of the Company to request that the Offeror extend the Offer until September 30, 1999, withdraw the Offer or allow it to expire and not accept for payment any Offer Securities and return all tendered Offer Securities to tendering holders of Offer Securities, (ii) extend the Offer and, subject to applicable withdrawal rights, retain all tendered Offer Securities until the expiration of the Offer, as extended, (iii) withdraw the Offer and, at the request of the Offeror, the Company, acting through its Board of Directors, will, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of the shareholders of the Company for the purpose of considering and taking action upon the Merger and the Merger Agreement, or (iv) subject to complying with applicable rules and regulations of the Commission, amend the Offer to provide that in the event
     (A) the Minimum Condition is not satisfied at the next scheduled expiration date of the Offer and (B) the number of Shares tendered pursuant to the Offer and not withdrawn as of such next scheduled expiration date is more than 50% of the then outstanding Shares, the Offeror will waive the Minimum
     Condition and amend the Offer to reduce the number of Shares subject to the Offer to a number of Shares that, when added to the Shares then owned by the Offeror, will equal 49.99% of the Shares then outstanding (the "Revised
     Minimum Number") and, if a greater number of Shares is tendered into the Offer and not withdrawn, the Offeror may elect to purchase, on a pro rata basis, the Revised Minimum Number of Shares.

          6. Tendering holders of Offer Securities will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares or Shareholder Warrants pursuant to the Offer.

     If you wish to have us tender any or all of the Shares or Shareholder
Warrants, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares or Shareholder Warrants, all such Shares or Shareholder Warrants will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD
YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER
YOUR SHARES OR SHAREHOLDER WARRANTS ON YOUR BEHALF PRIOR TO THE EXPIRATION OF
THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Offer
Securities residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                      AND
             ALL OUTSTANDING WARRANTS TO PURCHASE SHARES OF COMMON
                         STOCK OR SHAREHOLDER WARRANTS
                                       OF

                   PACIFIC RESEARCH & ENGINEERING CORPORATION
                                       BY

                            SPACE COAST MERGER CORP.

     The undersigned acknowledge(s) receipt of your letter and the enclosed
Offer to Purchase, dated August 9, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Space Coast Merger Corp., a California corporation (the "Offeror") and a wholly owned subsidiary of Harris Corporation, a Delaware corporation, to purchase (i) all outstanding shares of Common Stock, no par value (the
"Shares"), of Pacific Research & Engineering Corporation, a California corporation (the "Company"), (ii) any and all issued and outstanding warrants issued by the Company pursuant to the Warrant Agreement, dated as of May 28, 1996, by and between the Company and Wells Fargo Bank N.A. as Warrant Agent (the
"Shareholder Warrants") of the Company, (iii) any and all issued and outstanding warrants issued to representatives of Nutmeg Securities, Ltd. pursuant to the Representative's Warrant to purchase Units of Common Stock and Redeemable
Warrants, each dated as of May 31, 1996, by and between the Company and each of John Lane, Daniel Guilfoile, Matthew Rochlin, Gayle Aufderhide, Cathy Mayberry and Stephen Marchese (the "Representative Warrants") and (iv) the issued and outstanding warrant issued to John W. Barrett pursuant to the Warrant to Purchase Common Stock of the Company, by and between John W. Barrett and the Company (the "Executive Warrant").

     This will instruct you to tender to the Offeror the number of Shares and Shareholder Warrants indicated below (or if no number is indicated below, all Shares and Shareholder Warrants) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Shares to be Tendered:*
                                ----------------------------
------------------------------------------------------------
 Number of Shareholder Warrants
 to be Tendered:*
               ---------------------------------------------

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                                                                                       SIGN HERE

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                                                                                      Signature(s)

Account Number:                                              --------------------------------------------------------------
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Date:                                                        --------------------------------------------------------------
     ---------------------------------------------------                            (Print Name(s))

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                                                                                 (Print Address(es))

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                                                                          (Area Code and Telephone Number(s))

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                                                                             (Taxpayer Identification or
                                                                              Social Security Number(s))

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* Unless otherwise indicated, it will be assumed that all Shares and Shareholder
  Warrants held by us for your account are to be tendered.

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